UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012 (January 16, 2012)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 651-4300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2012 Performance Unit Plan

On January 16, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Key Energy Services, Inc. (the “Company”) adopted the 2012 Performance Unit Plan (the “2012 Plan”). The Company believes that the 2012 Plan will enable it to obtain and retain employees who will contribute to the Company’s long term success by providing compensation that is linked directly to increases in share value, which the Company believes will inure to the benefit of all stockholders of the Company.

Performance units issued under the 2012 Plan provide a cash incentive award, the value of which is determined by reference to the value of the Company’s common stock, par value $0.10 per share (“Common Stock”). One half of the performance units are measured based on a performance period consisting of calendar year 2012, and the other half are measured based on a performance period consisting of calendar year 2013. At the end of each performance period, subject to review and certification of results by the Committee (which is the administrator under the 2012 Plan), a participant will earn a specified percentage of the participant’s target performance units subject to that performance period based on the placement of the Company’s total shareholder return relative to the total shareholder return of a group of peer companies (the “Proxy Peer Group”), as follows:

	September 30,	September 30,
Company Placement In Proxy Peer Group for the Performance Period	Percentile Ranking In Proxy Peer Group	Performance Units Earned as a Percentage of Target
First	100%	200%
Second	91%	180%
Third	82%	160%
Fourth	73%	140%
Fifth	64%	120%
Sixth	55%	100%
Seventh	45%	75%
Eighth	36%	50%
Ninth	27%	25%
Tenth	18%	0%
Eleventh	9%	0%
Twelfth	0%	0%

The Proxy Peer Group consists of Baker Hughes Incorporated (BHI), Basic Energy Services, Inc. (BAS), Exterran Holdings, Inc. (EXH), Helix Energy Solutions Group, Inc. (HLX), Noble Corporation (NE), Oceaneering International, Inc. (OII), Oil States International, Inc. (OIS), Patterson-UTI Energy, Inc. (PTEN), RPC, Inc. (RES), Superior Energy Services, Inc. (SPN) and Weatherford International Ltd. (WFT), or any other corporation selected by the Committee. Total shareholder return is calculated with respect to each performance period for the Company as the result of dividing (a) the average closing price of the Common Stock for the last thirty (30) trading days of the applicable performance period (plus any dividends paid per share by any of the companies during the applicable performance period), less the average closing price of Common Stock for the thirty (30) trading days immediately preceding the performance period, by (b) the average closing price of Common Stock for the thirty (30) trading days immediately preceding the performance period. Total shareholder return is calculated with respect to each performance period for the companies in the Proxy Peer Group on the same basis as total shareholder return is calculated for the Company.

If any performance units are earned for a completed performance period, the employee will be paid, within sixty (60) days following the end of the performance period, a cash amount equal to the number of performance units earned multiplied by the closing price of Common Stock on the last trading day of that performance period (subject to the employee’s continuing employment through the payment date, except that, payment will still be made in the case of death or disability following the end of the performance period but prior to the payment date).

The 2012 plan is attached hereto as Exhibit 10.1, and is incorporated by reference.

Grants of Performance Units under 2009 Equity and Cash Incentive Plan

On January 16, 2012, the Committee also granted performance unit awards to the Company’s named executive officers pursuant to performance unit award agreements under the Key Energy Services, Inc. 2009 Equity and Cash Incentive Plan (the “2009 Plan”) as follows:

September 30,
Performance Units
Richard J. Alario Chairman, President and Chief Executive Officer	48,403
Newton W. Wilson III Executive Vice President and Chief Operating Officer	20,362
T.M. Whichard III Senior Vice President and Chief Financial Officer	15,756
Kim B. Clarke Senior Vice President, Administration and Chief People Officer	11,732
Don D. Weinheimer Senior Vice President, Strategy, Markets and Technology	5,345

The performance units granted to the Company’s named executive officers under the 2009 Plan have terms and conditions substantially similar to the performance units granted under the 2012 Plan. For a description of such terms and conditions, please see “Adoption of 2012 Performance Unit Plan” above.

The form of performance unit award agreement used in connection with these grants of performance units is attached hereto as Exhibit 10.2, and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed on the Exhibit Index appearing immediately following the signature page to this Current Report on Form 8-K are hereby incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Dated: January 20, 2012	By:	/s/ T.M. WHICHARD III
T.M. Whichard III
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2012 Performance Unit Plan

10.2	Form of Performance Unit Award Agreement under the 2009 Equity and Cash Incentive Plan